RONSON CORPORATION
                               Corporate Park III
                                  Campus Drive
                              Post Office Box 6707
                           Somerset, New Jersey 08875





--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 26, 1997
--------------------------------------------------------------------------------



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Ronson Corporation (the "Company") will be held at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, on August 26, 1997 at 10 o'clock a.m. (Eastern Daylight Time) for the following purposes:

         1.  To elect two (2) directors;

         2. To ratify the appointment of Demetrius & Company, L.L.C., as independent auditors for the Company for the year 1997;

         3. To consider and act upon such other business which may properly come before the Meeting.

     The Board of Directors has fixed the close of business on July 18, 1997 as the time as of which the stockholders of record entitled to notice of and to vote at the Meeting will be determined.

     You are cordially invited to attend the Meeting in person or to send a proxy so that your shares may be represented. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person.

     A proxy is enclosed with this notice, together with a postage-paid return envelope. Please sign and date the proxy and mail it in the return envelope.




                                                     /s/Justin P. Walder
                                                     ----------------
                                                     Justin P. Walder
                                                     Secretary



Dated: July 28, 1997

                               RONSON CORPORATION
                               Corporate Park III
                                  Campus Drive
                              Post Office Box 6707
                           Somerset, New Jersey 08875



--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 26, 1997
--------------------------------------------------------------------------------

     The enclosed proxy is solicited by the Board of Directors (the "Board") of Ronson Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on August 26, 1997 at 10 o'clock a.m. (Eastern Daylight Time), at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, and at any adjournment thereof. The Meeting has been called for the following purposes:

     1. To elect two (2) directors;

     2. To ratify the appointment of Demetrius & Company, L.L.C., as independent auditors for the Company for the year 1997;

     3. To consider and act upon such other business which may properly come before the Meeting.

     Stockholders are requested to date and execute the enclosed form of proxy and return it in the postage-paid return envelope provided. If the enclosed proxy is signed and returned prior to the Meeting, it will be voted, unless subsequently revoked, in accordance with the specification made thereon or, if no specification is made, in accordance with the recommendations of management. The enclosed proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company in writing of the revocation or by filing with the Secretary another duly executed proxy bearing a later date. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person. Under New Jersey law, your attendance at the Meeting by itself does not revoke your proxy, a written notice of revocation filed with the Secretary of the Meeting prior to the voting of the proxy is also necessary.

     This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about July 28, 1997. The expenses of preparing, assembling, printing and mailing these proxy materials will be paid by the Company.

     The Company will also reimburse brokers, fiduciaries and nominees for the cost of forwarding proxies and proxy statements to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may also solicit proxies in person, by telephone or by telegraph. Directors and officers of the Company who may also solicit proxies will receive no additional compensation for rendering such services. To assist in the solicitation of proxies from all stockholders, including brokers, bank nominees, institutional holders and others, the Company has engaged Morrow & Co. of New York City for a fee estimated to be approximately $3,500 plus out of pocket expenses.

Quorum and Voting

     The Company has outstanding only one class of voting securities, Common Stock. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on July 18, 1997 are entitled to vote at the Meeting. There were 2,926,407 shares of the Company's Common Stock outstanding at the close of business on July 18, 1997.

     The affirmative vote of holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required to elect two (2) Company directors and to ratify the appointment of Demetrius & Company, L.L.C., as the Company's independent auditors for the year 1997, provided that a quorum, consisting of at least a majority of the Company's outstanding Common Stock, is present.

Principal Holders of the Company's Voting Securities

     Set forth below are the persons who, to the best of management's knowledge, own beneficially more than five percent of any class of the Company's voting securities, together with the number of shares so owned and the percentage which such number constitutes of the total number of shares of such class presently outstanding:

 Title of                      Name and Address of                       Amount and Nature of              Percent of
  Class                         Beneficial Owner                         Beneficial Ownership                Class
  -----                         ----------------                         --------------------                -----
Common                  Louis V. Aronson II                                  686,320 (1)(2)              23.3% (1)(2)
                        Campus Drive
                        P.O. Box 6707
                        Somerset, New Jersey 08875

Common                  Ronson Corporation
                        Retirement Plan                                      165,260 (2)                  5.5% (2)
                        Campus Drive
                        P.O. Box 6707
                        Somerset, New Jersey 08875

Common                  Patrick Kintz                                        224,166 (3)                  7.7% (3)
                        8323 Misty Vale
                        Houston, Texas 77075

------------

(1) Includes 22,500 shares of unissued Common Stock issuable to Mr. L.V. Aronson upon exercise of stock options held by Mr. L.V. Aronson under the Ronson Corporation 1996 Incentive Stock Option Plan.

(2) The Ronson Corporation Retirement Plan ("Retirement Plan") is the beneficial owner of 165,260 shares which include 91,487 shares of unissued Common Stock issuable to the Retirement Plan upon conversion of 91,487
     shares  of  12%  Cumulative   Convertible  Preferred  Stock  owned  by  the
     Retirement Plan. The shares held by the Retirement Plan are voted by the Retirement Plan's trustees, Messrs. L.V. Aronson, E.M. Ganz and I.M. Gedinsky. If the shares held by the Retirement Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 851,580 shares, or 28.0% of the class. If the shares held by the Retirement Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 188,902 shares, or 6.3% of the class. If the shares held by the Retirement Plan were included in Mr. Gedinsky's beneficial ownership, Mr. Gedinsky's beneficial ownership would be 165,260 shares or 5.5% of the class. The Retirement Plan's holdings were reported in 1988 on Schedule 13G.

(3) Owned directly by Mr. Kintz. This information was provided to the Company by Mr. Kintz.


Security Ownership of Management

     The following table shows the number of shares of Common Stock beneficially owned by each director and nominee and by all directors and officers as a group as of July 18, 1997, and the percentage of the total shares of Common Stock outstanding on July 18, 1997 owned by each individual and by the group shown in the table. Individuals have sole voting and investment power over the stock shown unless otherwise indicated in the footnotes:

       Name of Individual or                                    Amount and Nature of             Percent of
         Identity of Group                                     Beneficial Ownership(2)              Class
         -----------------                                     -----------------------              -----
Louis V. Aronson II                                                   686,320 (3)                 23.3% (3)
Robert A. Aronson                                                       2,995                     (1)
Barton P. Ferris, Jr.                                                  54,136                      1.9%
Erwin M. Ganz                                                          23,642 (3)                 (1) (3)
Gerard J. Quinnan                                                         500                     (1)
Justin P. Walder                                                       39,503                      1.4%
Saul H. Weisman                                                        11,843                     (1)
All directors and officers as a group
  (nine (9) individuals including
  those named above)                                                  853,909                     28.6%

-----------------

(1)  Shares owned beneficially are less than 1% of total shares outstanding.

(2) Shares listed as owned beneficially include 54,500 shares subject to option under the Ronson Corporation 1983, 1987 and 1996 Incentive Stock Option Plans as follows:

                                                                  Number of
                                                                Common Shares
                                                                 Under Option
                                                                -------------
            Louis V. Aronson II                                    22,500
            Justin P. Walder                                        5,000
            All directors and officers as a group
              (nine (9) individuals including
              those named above)                                   54,500

(3) Does not include 73,773 shares of issued Common Stock owned by the Retirement Plan and 91,487 shares of unissued Common Stock issuable to the Retirement Plan upon conversion of 91,487 shares of 12% Cumulative Convertible Preferred Stock. The shares held by the Retirement Plan are voted by the Retirement Plan's trustees, Messrs. L.V. Aronson, Ganz and Gedinsky. If the shares held by the Retirement Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 851,580 shares or 28.0% of the class. If the shares held by the Retirement Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 188,902 shares, or 6.3% of the class.

ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and Bylaws, two (2) directors are to be elected at this year's Meeting to fill Class I director positions that will expire with the 2000 Annual Meeting of Stockholders. The Nominating Committee of the Board has nominated Messrs. Saul H. Weisman and Gerard J. Quinnan for election as Class I directors. (Classification of the Board was adopted pursuant to an amendment to the Company's Certificate of Incorporation which was approved by the stockholders of the Company at an Annual Meeting of Stockholders held on November 8, 1983.)

     Proxies will be voted for the election of such nominees unless contrary instructions are set forth on the proxy.

     The Board of Directors recommends that stockholders vote FOR the two nominated directors to fill the Class I positions, and signed proxies returned unmarked will be voted FOR the nominated directors.

     The following table contains information regarding the present Board, including information regarding the nominees for election, who are currently directors of the Company:

                                                                                  Positions and Offices with Company
                                                                                  Presently Held (other than that of
                                                           Term as               Director); Business Experience During
                                         Period Served     Director               Past Five Years (with Company unless
  Name of Director               Age     As Director       Expires                         otherwise noted)
  ----------------               ---     -----------       -------         ----------------------------------------------------
Louis V. Aronson II               74        1952 -          1999           President and Chief Executive Officer;
                                            Present                        Chairman of Executive Committee;
                                                                           Member of Nominating Committee.

Robert A. Aronson                 47        1993 -          1998           Member of Audit Committee;
                                            Present                        Managing Member of Independence Leather,
                                                                           L.L.C.,  Mountainside,  NJ,  the  principal
                                                                           business  of which is the import of leather
                                                                           products,  May 1996 to present;  Senior Vice
                                                                           President/Chief  Financial Officer of
                                                                           Dreher,  Inc.,  Newark,  NJ, the principal
                                                                           business of which was the manufacture and
                                                                           import of leather products, October 1987 to
                                                                           May 1996; son of the President and Chief
                                                                           Executive Officer of the Company.

                                                                                  Positions and Offices with Company
                                                                                  Presently Held (other than that of
                                                           Term as               Director); Business Experience During
                                         Period Served     Director              Past Five Years (with Company unless
  Name of Director               Age     As Director       Expires                         otherwise noted)
  ----------------               ---     -----------       -------         ----------------------------------------------------
Barton P. Ferris, Jr.             57        1989 -          1999           Managing Director-Corporate Finance, Commonwealth
                                            Present                        Associates,  New York, NY,  the principal business
                                                                           of which is investment banking and securities
                                                                           brokerage, October 1995 to present; Managing
                                                                           Director-Investment Banking, Lepercq, de Neuflize
                                                                           & Co. Incorporated, New York, NY, the principal
                                                                           business of which is investment banking and money
                                                                           management, January 1990 to October 1995.

Erwin M. Ganz                     67        1976 -          1998           Chairman of Audit Committee; Member of Executive
                                            Present                        Committee and Nominating Committee; Consultant
                                                                           for the Company, 1994-present; Executive
                                                                           Vice President-Industrial Operations, 1975-1993;
                                                                           Chief Financial Officer, 1987-1993.


Gerard J. Quinnan                 68        June            1997           Consultant for the Company, 1990-present; Vice
                                            1996 -                         President-General Manager of Ronson Consumer
                                            Present                        Products Corporation, 1981-1990.

Justin P. Walder                  61        1972 -          1998           Secretary; Assistant Corporation Counsel;
                                            Present                        Member of Executive Committee and Nominating
                                                                           Committee; Principal in Walder, Sondak & Brogan,
                                                                           P.A.,  Attorneys  at Law, Roseland, NJ.


Saul H. Weisman                   71        1978 -          1997           Member of Executive Committee and Audit
                                            Present                        Committee; President, Jarett Industries, Inc.,
                                                                           Cedar Knolls,  NJ, the principal  business of which
                                                                           is the sale of hydraulic and pneumatic equipment
                                                                           to industry.

     No director also serves as a director of another company registered under the Securities Exchange Act of 1934.

     The following table sets forth certain information concerning the executive officers of the Company:

                                                                                   Positions and Offices
                                               Period Served                           with Company;
   Name                             Age          as Officer                         Family Relationships
   ----                             ---          ----------                         --------------------

Louis V. Aronson II                 74        1953 - Present           President and Chief Executive Officer; Chairman
                                                                       of the Executive Committee; Director.

Daryl K. Holcomb                    46        June 1996 - Present      Vice President;

                                              1993 - Present           Chief Financial Officer;

                                              1988 - Present           Controller and Treasurer;
                                                                       None.

Justin P. Walder                    61        1989 - Present           Secretary;

                                              1972 - Present           Assistant Corporation Counsel; Director;
                                                                       None.

     Messrs. L.V. Aronson and Holcomb have been employed by the Company in executive and/or professional capacities for at least the five year period immediately preceding the date hereof. Mr. Walder has been Secretary, Assistant Corporation Counsel and Director of the Company and a principal in Walder, Sondak & Brogan, P.A., Attorneys at Law, for at least the five year period preceding the date hereof.

                 Certain Relationships and Related Transactions

     Refer to Compensation Committee Interlocks and Insider Participation below for information in response to this item.

     During the year ended December 31, 1996, no director or officer of the Company was indebted to the Company or its subsidiaries.

BOARD OF DIRECTORS

     The Board of the Company held five (5) regular meetings during 1996. During the year 1996, each of the incumbent directors, including those standing for reelection, attended more than 75% of the total number of meetings of the Board and Committees on which he served.

     The Board currently has three standing Committees: Audit, Executive and Nominating.

     The Audit Committee consists of three individuals: Messrs. Ganz (Chairman), R.A. Aronson and Weisman. The Audit Committee recommends the selection of independent auditors for the Company, reviews the scope and timing of their work, reviews with the auditors the financial accounting and reporting principles used by the Company, the policies and procedures concerning audits, accounting and financial controls, and any recommendations to improve its existing practices. It also has general powers relating to accounting and auditing matters and reviews the results of the independent audit. The Audit Committee met one (1) time during 1996.

     The Executive Committee consists of four individuals: Messrs. L.V. Aronson (Chairman), Ganz, Walder and Weisman. The Executive Committee is empowered to exercise all the powers of the Board when the Board is not in session or when a quorum of the Board does not attend a meeting properly called, except that it shall not act in conflict with any action or position previously taken by the Board nor take certain other actions reserved to the Board. The Executive Committee met ten (10) times during 1996.

     The Nominating Committee consists of three individuals: Messrs. L.V. Aronson, Ganz and Walder. The Nominating Committee makes recommendations to the Board concerning the composition of the Board, including its size and the qualification of its membership. It also recommends nominees to fill vacancies or new positions on the Board and a slate of directors to serve as the Board's nominees for election by the stockholders at the Annual Meeting. The Nominating Committee met one (1) time during 1996. Nominations for the election of directors may be made by stockholders entitled to vote in the election of directors, provided the stockholders give timely Notice thereof in writing to the Secretary of the Company. To be timely, such Notice must be delivered to, or mailed by United States Postal Service certified first class, postage prepaid, and received at the principal executive offices of the Company (1) with respect to an election at the 1998 Annual Meeting of Stockholders (a) not later than May 28, 1998, ninety (90) days prior to the first anniversary of the 1997 Annual Meeting, or (b) in the event the date of the Annual Meeting is more than sixty
(60) days before such anniversary date, not later than ten (10) days after the earlier of the date on which public announcement of the date of such Meeting is first made by the Company or the date the Company first mails Notice of such Meeting to stockholders, and (2) with respect to an election to be held at a Special Meeting of Stockholders, not later than ten (10) days after the earlier of the date on which public announcement of such Meeting is first made by the Company or the date the Company first mails to stockholders Notice of the Special Meeting.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table presents compensation information for the years ended December 31, 1996, 1995 and 1994 for the Chief Executive Officer and the other executive officer of the Company whose base salary and bonus exceeded $100,000.

                                               SUMMARY COMPENSATION TABLE
                                                                                              Long-Term          All
                                                                                              Compensa-         Other
                                                                 Annual Compensation            tion           Compen-
                                                              Salary              Bonus        Options/        sation
    Name and Principal Position                Year             ($)             ($)   (1)      SARS (#)       ($)   (2)
    ---------------------------                ----             ---             ---   ---      --------       ---   ---
Louis V. Aronson II                            1996          $432,154            $53,229        22,500        $10,024
  President and Chief                          1995           403,882             53,031           --           9,264
  Executive Officer                            1994           377,460             78,830           --           9,174

Daryl K. Holcomb                               1996           111,687             15,969        10,000          2,500
  Vice President and                           1995           100,625             13,322         5,500          2,424
  Chief Financial Officer,                     1994            95,625             20,583           --           2,040
  Controller and Treasurer
--------------------------

     (1) The compensation included in the bonus column is an incentive payment resulting from the attainment by the Company's subsidiaries of certain levels of net sales and profits before taxes.

     (2) In 1996, All Other Compensation included matching credits by the Company under its Employees' Savings Plan (Mr. L.V. Aronson, $3,000 and Mr. Holcomb, $2,500); and the cost of term life insurance included in split-dollar life insurance policies (Mr. L.V. Aronson, $7,024).


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants                        |
                                ------------------------------------------------------------  |    Potential Realizable
                                 Number of                                                    |       Value at Assumed
                                Securities      Percent of                                    |       Annual Rates of
                                Underlying     Total Options                                  |         Stock Price
                                  Options       Granted to       Exercise                     |      Appreciation for
                                  Granted      Employees in        Price         Expiration   |      Option Term (1)
            Name                    (#)         Fiscal Year      (per sh)           Date      |    5%               10%
            ----                    ---         -----------      --------           ----      |    --               ---
Louis V. Aronson II              22,500             26%           $3.1625      June 26, 2001  |  $11,403       $33,024
Daryl K. Holcomb                 10,000             11%            2.8750      June 26, 2001  |    7,943        17,552
-------------------------

(1) Amounts for the named executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES


     The following table summarizes, for each of the named executive officers, the number of stock options unexercised at December 31, 1996. All options held by the named executives were exercisable at December 31, 1996. "In-the-money" options are those where the fair market value of the underlying securities exceeds the exercise price of the options.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                           Number of            Value of
                                                                           Unexercised        In-the-Money
                                       Number of                           Options at          Options at
                                    Shares Acquired        Value             FY-End              FY-End
          Name                        on Exercise      Realized (1)      Exercisable (2)     Exercisable (3)
          ----                        -----------      ------------      ---------------     ---------------
Louis V. Aronson II                     20,000           $   --             22,500              $   --
Daryl K. Holcomb                         7,500            10,219            22,500               12,741
--------------------

(1) The value realized equals the market value of the Common Stock acquired on the date of exercise minus the exercise price. The exercise price of the options exercised by Mr. L.V. Aronson in 1996 exceeded the market price of the shares, and, therefore, no value was realized.

(2) The options held by the named executive officers at December 31, 1996 are exercisable at any time and expire at various times from March 11, 1998 through June 26, 2001.

(3) The value of the unexercised options was determined by comparing the average of the bid and ask prices of the Company's Common Stock at December 31, 1996, to the option prices. Options to purchase 12,500 shares held by Mr. Holcomb were in-the-money at December 31, 1996.

                            LONG-TERM INCENTIVE PLANS

     None.

                                  PENSION PLAN

     No named executive is a participant in a pension plan of the Company.

                            COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company receive an annual fee of $7,500 and, in addition, are compensated at the rate of $600 for each Board meeting actually attended and $350 for each Committee meeting actually attended. Officers of the Company receive no compensation for their services on the Board or on any Committee.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. L.V. Aronson II is a party to an employment contract with the Company dated December 21, 1978, which, as amended on July 24, 1980, July 1, 1982, October 11, 1985, July 7, 1988, May 10, 1989, August 22, 1991, May 22, 1995 and
June 11, 1997, provides for a term expiring December 31, 2000. The employment contract provides for the payment of a base salary which is to be increased 7% as of January 1 of each year. It also provides that the Company shall reimburse Mr. L.V. Aronson for expenses, provide him with an automobile, and pay a death benefit equal to two years' salary. During 1990, Mr. L.V. Aronson offered and accepted a 5% reduction in his base salary provided for by the terms of his employment contract, and, in addition, a 7% salary increase due January 1, 1991 under the terms of the contract was waived. During 1992 also, Mr. L.V. Aronson offered and accepted a 7% reduction in his base salary. Effective September 1, 1993, Mr. L.V. Aronson offered and accepted a further 5% reduction in his base salary. Under the employment contract, Mr. L.V. Aronson's full compensation will continue in the event of Mr. L.V. Aronson's disability for the duration of the agreement or one full year, whichever is later. The employment contract also provides that if, following a Change in Control (as defined in the employment contract), Mr. L.V. Aronson's employment with the Company terminated under prescribed circumstances as set forth in the employment contract, the Company will pay Mr. L.V. Aronson a lump sum equal to the base salary (including the required increases in base salary) for the remaining term of the employment contract.

                              REPRICING OF OPTIONS

     No options were repriced during the year ended December 31, 1996.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of the Company, as a whole, provides overall guidance of the Company's executive compensation program. All members of the Board participate in the review and approval of each of the components of the Company's executive compensation program described below, except that no director who is also a Company employee participates in the review and approval of his compensation. Directors of the Company who are also current employees of the Company are Messrs. L.V. Aronson and Walder. Directors of the Company who are also former employees of the Company are Messrs. R.A. Aronson, whose employment with the Company ceased in 1987, Ganz, who retired from the Company in 1993, and Quinnan, who retired from Ronson Consumer Products in 1990. Mr. Ganz has a consulting agreement with the Company for the period ending December 31, 1998 which is cancellable at any time by either party with 60 days notice and which compensated Mr. Ganz for his services in the amount of $57,500 in the year ended December 31, 1996, and, effective February 1, 1997, provides compensation at the annual rate of $77,500 for the years ending December 31, 1997 and 1998, plus participation in the Company's health and life insurance plans and the use of an automobile. Mr. Quinnan performs consulting services for the Company and Ronson Consumer Products, and in 1996, Mr. Quinnan was compensated $14,000 for his services, of which $8,000 was deferred, and was provided the use of an automobile.

     During the year ended December 31, 1996, the Company and Ronson Consumer Products were provided printing services by Michael Graphics, Inc., a New Jersey corporation, amounting to $88,190. A greater than 10% shareholder of Michael Graphics, Inc. is the son-in-law of the Company's President, who also serves as a director.

     During the year ended December 31, 1996, Ronson Consumer Products, Ronson Aviation and Prometcor (formerly Ronson Metals Corp.) retained the firm of Walder, Sondak & Brogan, P.A., Attorneys at Law, to perform legal services amounting to $103,880. Justin P. Walder, a principal in that firm, is a director and officer of the Company.

     Management believes that the terms received by the Company in these transactions are as favorable to the Company as the Company could receive from an unaffiliated third party.

                        REPORT ON EXECUTIVE COMPENSATION

     As stated above, the Board, as a whole, provides overall guidance of the Company's executive compensation program. The program covers the named executive officers, all other executive officers and other key employees. The program has three principal components: base salary, annual cash incentives under the Company's Management Incentive Plan ("MIP"), and stock options under the Company's 1987 and 1996 Incentive Stock Option Plans ("ISO Plans"). Mr. L.V.
Aronson's base salary is determined by the terms of his employment contract discussed above, except for the reductions which have been offered and accepted from time to time by Mr. L.V. Aronson. The amendments, also detailed above, to Mr. L.V. Aronson's employment contract and the reductions offered and accepted from time to time by Mr. L.V. Aronson have been reviewed and approved by the Board. The Board also reviews and approves the salaries of all of the other executive officers. Prior to the beginning of the fiscal year, the Board reviews and approves which employees participate in the Company's MIP and the criteria which will determine the cash awards under the plan to the participants after the close of the fiscal year. The Board also reviews and approves all awards under the Company's ISO Plans.

     The base salaries are intended to meet the requirements of the employment contract in effect for Mr. L.V. Aronson and to fairly compensate all the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company and its subsidiaries. In
1996 and prior years, increases have been granted to Mr. L.V. Aronson in accordance with terms of the employment contract, except for the above mentioned salary reductions offered and accepted from time to time by him. In 1996 and prior years, the Board, after review, has approved increases to the other executive officers.

     The Company's MIP is based on the financial performance of the Company's subsidiaries and is adopted annually, after review, for the ensuing year by the Board. Each year the Board sets the formula for determining incentive compensation under the MIP for the Company and each subsidiary based upon (1) the amount net sales exceed thresholds established by the Board and (2) pretax profits as a percent of net sales. The Board determines who of the Company's and its subsidiaries' key employees are eligible to participate in the MIP and what each employee's level of participation may be. The thresholds set by the Board must be met by the end of the fiscal year in order for each eligible employee to receive an award under the MIP for that year.

     The stock options granted under the Company's ISO Plans are designed to create a proprietary interest in the Company among its executive officers and other key employees and reward these executive officers and other key employees directly for appreciation in the long-term price of the Company's Common Stock. The ISO Plans directly link the compensation of executive officers and other key employees to gains by the stockholders and encourages the executive officers and other key employees to adopt a strong stockholder orientation in their work. In 1996, options were granted to the executive officers and to other key employees of the Company.

     The above report is presented by the Board of Directors:

                    Louis V. Aronson II            Gerard J. Quinnan
                    Robert A. Aronson              Justin P. Walder
                    Barton P. Ferris, Jr.          Saul H. Weisman
                    Erwin M. Ganz

                                PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total stockholder returns on the Company's Common Stock during the five fiscal years ended December 31, 1996 with the cumulative total returns of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG THE COMPANY,
                NASDAQ STOCK MARKET INDEX AND RUSSELL 2000 INDEX



                 {GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                         VALUE AS OF DECEMBER 31,
                        --------------------------------------------------------
                         1991      1992      1993      1994      1995      1996
                         ----      ----      ----      ----      ----      ----

RONSON CORP             100.00     50.00    150.00    191.67    500.00    320.84
NASDAQ                  100.00    116.38    133.59    130.59    184.67    227.16
RUSSELL                 100.00    118.41    140.80    138.23    177.55    206.83
2000


     *This graph assumes that $100 was invested in the Company's Common Stock on December 31, 1991, in the NASDAQ Stock Market (U.S. Companies) Index and in the Russell 2000 Index, and that dividends are reinvested.

     The Company has determined that it is not possible to identify a published industry or line-of-business index or a peer group of companies since the Company has two distinct lines of business. The Company has selected the Russell 2000 Index since it is composed of companies with small capitalizations.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under SEC rules, the Company is required to review copies of beneficial ownership reports filed with the Company which are required under Section 16(a) of the Exchange Act by officers, directors and greater than 10% beneficial owners. Based solely on the Company's review of forms filed with the Company, the Company believes that no information is required to be reported under this item.

INDEPENDENT AUDITORS

     Demetrius & Company, L.L.C., has been selected and is recommended to stockholders for ratification as auditors for the year ending December 31, 1997. A representative of Demetrius & Company, L.L.C., is expected to attend the Meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting.

     The  Board  of  Directors   recommends  that   stockholders  vote  FOR  the
ratification of the selection of Demetrius & Company, L.L.C., and signed proxies returned unmarked will be voted FOR ratification.

FINANCIAL STATEMENTS

     For financial statements of the Company and its subsidiaries, stockholders are requested to refer to the Company's Annual Report for 1996 sent to stockholders in May 1997.

MISCELLANEOUS

     Financial and other reports will be presented at the Meeting, and minutes of the previous meeting of stockholders will be made available for inspection by stockholders present at the Meeting, but it is not intended that any action will be taken in respect thereof.

     At the time of filing this proxy statement with the SEC, the Board was not aware that any matters not referred to herein would be presented for action at the Meeting. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the Meeting.

     Proposals by stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than March 30, 1998 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board in connection with that meeting.


                                                           /s/Justin P. Walder
                                                           -------------------
                                                           Justin P. Walder
                                                           Secretary

Date: July 28, 1997



     Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Meeting, the Company will provide without charge a copy of its Annual Report on Form 10-K as filed with the SEC for the year 1996.

     REVOCABLE PROXY


                               RONSON CORPORATION
                  Corporate Park III, Campus Dr., P.O. Box 6707
                           Somerset, New Jersey 08875

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 26, 1997



         The undersigned,  revoking all previous proxies,  hereby appoints LOUIS
V. ARONSON II, JUSTIN P. WALDER and ERWIN M. GANZ, and each of them, proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. (Eastern Daylight Time) on August 26, 1997 at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, and at any adjournment thereof, as indicated below on those matters described in the proxy statement and in accordance with their discretion on such other matters as may properly come before the meeting.

The Board of Directors RECOMMENDS a vote "FOR" Proposals (1) and (2).



1. ELECTION OF DIRECTORS

Nominees:

Class I (term expires at 2000 Annual Meeting of Stockholders):

Saul H. Weisman           Gerard J. Quinnan

[   ] FOR              [   ] WITHHOLD                  [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------




2. To ratify the appointment of DEMETRIUS & COMPANY, L.L.C., as independent auditors for the year 1997.

[   ] FOR              [   ] AGAINST                  [   ] ABSTAIN


  THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE PROXY WILL BE VOTED (i) FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY; AND(ii) FOR RATIFICATION OF THE APPOINTMENT OF DEMETRIUS & COMPANY, L.L.C., AS INDEPENDENT AUDITORS FOR THE YEAR 1997.

                Please sign and date this proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

         Detach above card, sign, date and mail in postage paid envelope provided.

                               RONSON CORPORATION

  Please sign your name (or names) exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY